Exhibit 99.2

AKEBIA INVESTMENTS, LLC

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of Akebia Investments LLC

We have audited the accompanying balance sheets of Akebia Investments LLC as of December 31, 2016 and 2015 and the related statements of operations, changes in member’s equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Akebia Investments LLC as of December 31, 2016 and 2015 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Dale Matheson Carr-Hilton Labonte llp

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

April 5, 2017

AKEBIA INVESTMENTS, LLC

BALANCE SHEETS

AS OF DECEMBER 31, 2016 AND 2015

	2016	2015
ASSETS

Investment in real estate, at cost	$525,000	525,000
Accumulated depreciation	(39,773)	(20,682)
Investment in real estate, net	485,227	504,318

Cash	5,791	4,303

Total assets	$491,018	508,621

LIABILITIES AND MEMBER’S EQUITY (DEFICIT)

Property indebtedness	$608,424	$386,250
Rental deposits	6,590	6,590
Total liabilities	615,014	392,840

Member’s equity (deficit)	(123,996)	115,781

Total liabilities and member’s equity (deficit)	$491,018	$508,621

The accompanying notes are an integral part of these financial statements

AKEBIA INVESTMENTS, LLC

STATEMENTS OF OPERATIONS

FOR THE YEARS DECEMBER 31, 2016 AND 2015

	2016	2015

REVENUE
Rental Income	$75,677	$71,170

OPERATING EXPENSES
General and administrative	7,456	5,104
Insurance	1,792	1,756
Depreciation	19,091	19,091
Property taxes	9,167	7,321
Repairs and maintenance	11,240	15,403
Utilities	12,261	13,821
	61,007	62,495
OTHER
Finance fee	11,115	-
Interest expense	17,725	15,523

Net loss	$(14,170)	$(6,849)

The accompanying notes are an integral part of these financial statements

AKEBIA INVESTMENTS, LLC

STATEMENT OF CHANGES IN MEMBERS’S EQUITY (DEFICIT)

	Initial Capital Contribution	Contributions	Draws	Net loss	Total

Balance, December 31, 2014	$1,000	$519,000	$-	$(8,370)	$511,630
Member draws	-	-	(389,000)	-	(389,000)
Net loss for the year	-	-	-	(6,849)	(6,849)
Balance, December 31, 2015	1,000	519,000	(389,000)	(15,219)	115,781

Member draws	-	-	(225,608)		(225,608)
Net income for the year	-	-	-	(14,170)	(14,170)
Balance, December 31, 2016	$1,000	$519,000	$(614,608)	$(29,388)	$(123,996)

The accompanying notes are an integral part of these financial statements

AKEBIA INVESTMENTS, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015

CASH PROVIDED BY
OPERATING ACTIVITIES

Net loss for the year	$(14,170)	$(6,849)
Items not affecting cash:
Depreciation	19,091	19,091
Cash provided by operating activities	4,921	12,242

FINANCING ACTIVITIES
Member draws	(225,608)	(389,000)
Proceeds from mortgage payable	612,000	-
Principal payments on mortgage payable	(7,950)	(7,500)
Repayment of promissory note	(381,875)
Cash used in financing activities	(3,433)	(396,500)

CHANGE IN CASH	1,488	(384,258)

CASH, BEGINNING OF YEAR	4,303	388,561

CASH, END OF YEAR	$5,791	$4,303

The accompanying notes are an integral part of these financial statements

3. NATURE OF ORGANIZATION

Akebia Investments, LLC (“Akebia” or “the Company”) was formed on October 23, 2014 in accordance with the provisions of the Wyoming Limited Liability Company Act for the purpose of undertaking investments in real estate. On October 23, 2014, the Company executed an operating agreement with Esteban Coaloa (“the Member”) whereby in exchange for an initial capital contribution of $1,000, the Member obtained a 100% interest in the Company.

On November 19, 2014, the Company acquired a multi-residential property at Western 3711 S. Western Ave., Los Angeles, California (“the Western Property”).

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements. Actual results could differ from those estimates.

Rental Properties

Rental properties are carried at cost less accumulated depreciation. Costs incurred for the acquisition and development of the properties are capitalized. As at December 31, 2016, depreciation is computed using the straight-line method over the estimated useful lives of the Company’s real estate asset, which is estimated to be 27.5 years or 330 months. Tenant improvements, including allowances, are depreciated over the shorter of the base term of the lease or the estimated useful life. Expenditures for ordinary maintenance and repairs are charged to operations in the period incurred. Significant renovations and improvements, which improve or extend the useful life of the asset, are capitalized and depreciated over their estimated useful life.

Management reviews a property for impairment whenever events or changes in circumstances indicate that the carrying value of a property may not be recoverable. The review of recoverability is based on an estimate of undiscounted future cash flows expected to result from its use and eventual disposition. If impairment exists due to the inability to recover the carrying value of the property, an impairment loss is recorded to the extent that the carrying value of the property exceeds its estimated fair value.

The Company evaluates each acquisition of real estate to determine if the acquired property meets the definition of a business and needs to be accounted for as a business combination. Under ASU 2017-1, the Company first determines whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If this threshold is met, the acquired property does not meet the definition of a business and is accounted for as an asset acquisition. The Company expects that acquisitions of real estate properties will not meet the revised definition of a business because substantially all of the fair value is concentrated in a single identifiable asset or group of similar identifiable assets (i.e. land, buildings, and related intangible assets).

Income taxes

No provision for federal, state or local taxes has been made in the accompanying financial statements as the Member is responsible for the reporting the Company’s taxable income.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In January 2017, the FASB issued Accounting Standards Update (“ASU”) No. 2017-1, “Business Combinations: Clarifying the Definition of a Business.” The pronouncement changes the definition of a business to assist entities with evaluating when a set of transferred assets and activities is a business. The pronouncement requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities is not a business. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The Company is evaluating the impact ASU 2017-1 will have on its financial statements.

In February 2016, the FASB issued ASU No. 2016-2, “Leases.” The pronouncement requires lessees to put most leases on their balance sheets but recognize expenses on their income statements. The guidance also eliminates real estate-specific provisions for all entities. For lessors, the guidance modifies the classification criteria and the accounting for sales-type and direct financing leases. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The Company plans to adopt the provisions of ASU No. 2016-2 effective January 1, 2019 using the modified retrospective approach. The ASU is expected to result in the recognition of a right-to-use asset and related liability to account for future obligations under ground lease agreements for which the Company is the lessee. The Company continues to evaluate the impact this pronouncement will have on the Company’s consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-3, “Interest – Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs.” The pronouncement requires reporting entities to present debt issuance costs related to a note as a direct deduction from the face amount of that note presented in the balance sheet. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015, with early adoption permitted. The Company adopted the provisions of ASU No. 2015-3 effective January 1, 2016. The adoption of ASU 2015-3 did not have a material impact on the Company’s financial statements.

In May 2014, the FASB issued ASU No. 2014-9, “Revenue from Contracts with Customers.” The pronouncement was issued to clarify the principles for recognizing revenue and to develop a common revenue standard and disclosure requirements for U.S. GAAP and International Financial Reporting Standards. The pronouncement is effective for reporting periods beginning after December 15, 2017. The Company plans to adopt the provisions of ASU No. 2014-9 effective January 1, 2018 using the modified retrospective approach. Leases are specifically excluded from this ASU and will be governed by the applicable lease codification; however, this update may have implications on certain variable payment terms included in lease agreements. The Company continues to evaluate the impact this pronouncement will have on the Company’s financial statements.

5. PROPERTY INDEBTEDNESS

Pacific Alliance Bank

On December 30, 2014, the Company issued a first trust deed in favor of Pacific Alliance Bank. In exchange, the Company received $393,750 by way of financing the acquisition of the Western Property and issued a promissory note payable to Pacific Alliance Bank having a principal balance of $393,750. The Company was required to make 59 monthly principal payments of $625 plus interest accruing at the rate of 3.25% per annum with a final balloon payment due in respect principal and interest in the amount of $358,064.58. This note was secured by the deed of trust on the Western Property.

Opus Bank

On July 27, 2016, the Company refinanced the Western Property by issuing a new first trust deed in favor of Opus Bank in exchange for a mortgage in the principal amount of $612,000.

The mortgage has an adjustable rate of interest that is currently set at 3.95% per annum with the first rate change date due on August 1, 2019 and is secured by the Western Property. The Company is required to make monthly payments in respect of principal and interest in the amount of $2,904.17 until August 1, 2021. The mortgage payable to the First Republic Bank is being amortized over a period of 30 years.

The aggregate of the principal payments due over the next five years and thereafter are as follows:

Year ended December 31,
2017	$11,015
2018	11,458
2019	11,919
2020	12,399
2021	12,898
Thereafter	548,735
$608,424

The Company paid interest on the property indebtedness as follows:

	December 31, 2016	December 31, 2015

Pacific Alliance Bank	$9,685	$15,523
Opus Bank	8,040	-
	$17,725	$15,523